                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                              GENRAD, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  GENRAD, INC.
                            7 TECHNOLOGY PARK DRIVE
                       WESTFORD, MASSACHUSETTS 01886-0033

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 2001

The Annual Meeting of Shareholders of GenRad, Inc. (the "Company") will be held on Wednesday, May 9, 2001 at 10:00 a.m. at the BankBoston Auditorium,
100 Federal Street, Boston, Massachusetts, for the following purposes:

1. To elect two Class II Directors to serve for three-year terms and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to approve and adopt GenRad's 2001 Directors' Stock Option Plan.

3. To consider and act upon a proposal to approve and adopt GenRad's 2001 Equity Incentive Plan.

4. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 14, 2001 will be entitled to notice of and to vote at said Annual Meeting.

                       By Order of the Board of Directors

                               WALTER A. SHEPHARD
                                     CLERK

April 6, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  GENRAD, INC.

                            7 TECHNOLOGY PARK DRIVE
                       WESTFORD, MASSACHUSETTS 01886-0033

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2001

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GenRad, Inc. ("GenRad" or the "Company"), 7 Technology Park Drive, Westford, Massachusetts 01886-0033, of proxies in the enclosed form to be voted at the Annual Meeting of Shareholders of GenRad, to be held on Wednesday, May 9, 2001 at 10:00 a.m. at the BankBoston Auditorium, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"), for the purposes stated in the accompanying Notice of Meeting.

    Any person giving a Proxy may revoke it at any time prior to its being voted by filing written notice with the Clerk of GenRad, by executing and delivering a Proxy bearing a later date, or by attending the Meeting and voting in person. If the Proxy is properly executed and is not revoked, it will be voted at the Meeting in the manner specified. If no instructions are specified, the shares represented by the Proxy will be voted for the election of the nominees to the Board of Directors listed below and for the approval of Item 2 and Item 3 in the Notice of Meeting.

    The Annual Report of GenRad for the fiscal year ended December 30, 2000 and this Proxy Statement were first distributed or mailed to shareholders on or about April 6, 2001.

VOTING SECURITIES

    GenRad's common stock, $1.00 par value per share ("Common Stock"), is the only class of voting securities outstanding and entitled to be voted at the Meeting. The Board of Directors has fixed March 14, 2001 as the record date for determining shareholders who are entitled to notice of and to vote at the Meeting. At the close of business on such record date, there were issued and outstanding 28,509,554 shares of Common Stock. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 14, 2001, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers as a group. All information with respect to beneficial ownership by the Company's directors, officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. The number of shares set forth below includes shares beneficially owned by spouses and minor children.

                                                                 NUMBER OF SHARES
                                                                 OF COMMON STOCK       PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED (1)   OF CLASS
------------------------                                      ----------------------   --------
Daruma Asset Management, Inc ...............................         2,517,900(2)        8.83%
Mariko O. Gordon
60 East 42nd Street, Suite 1111
New York, New York 10165

State of Wisconsin Board of Investment .....................         1,827,000(3)        6.41%
P.O. Box 7842
Madison, Wisconsin 53707

The TCW Group, Inc .........................................         1,564,182(4)        5.49%
Robert Day
865 South Figueroa Street
Los Angeles, California 90017

Robert M. Dutkowsky.........................................           532,000(5)        1.83%

James F. Lyons..............................................           870,500(6)        2.98%

Lori B. Hannay..............................................           146,518(7)           *

Ronald W. Lindell...........................................            13,879(8)           *

Brian Quirk.................................................            65,000(9)           *

Walter A. Shephard..........................................            81,800(10)          *

Michael W. Schraeder........................................                --              *

All Directors and Executive Officers as a Group
(12 persons)................................................         1,094,991(11)       3.71%

------------------------

*   Less than 1%.

 (1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 14, 2001 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.

 (2) The information reported is based on a Schedule 13G, dated February 6, 2001, filed with the SEC by Daruma Asset Management, Inc. ("Daruma") and Mariko O. Gordon. Daruma is an investment advisor and Ms. Gordon is its principal shareholder.

 (3) The information reported is based on a Schedule 13G, dated February 9, 2001, filed with the SEC by the State of Wisconsin Investment Board.

 (4) The information reported is based on a Schedule 13G, dated February 14, 2001, filed with the SEC by The TCW Group, Inc. ("TCW") and Robert Day. Robert Day may be deemed a control person of TCW.

 (5) Amount shown includes options to purchase 500,000 shares of Common Stock.

 (6) Amount shown includes options to purchase 737,500 shares of Common Stock.

 (7) Amount shown includes options to purchase 146,500 shares of Common Stock.

 (8) Amount shown includes options to purchase 12,500 shares of Common Stock.

 (9) Amount shown is comprised of options to purchase shares of Common Stock.

(10) Amount shown includes options to purchase 74,800 shares of Common Stock.

(11) Amount shown includes options to purchase 53,333 shares of Common Stock held by an executive officer not named in the Summary Compensation Table below. Also includes the options listed above and the options and restricted stock referenced in notes (2), (3) and (4) on page 7.

SOLICITATION

    GenRad will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and any additional material which may be furnished to shareholders. Further solicitation of Proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and GenRad will reimburse them for this service. GenRad has retained Georgeson & Company Inc. as proxy solicitor to aid in the solicitation of Proxies at an estimated cost of $6,000.

VOTES REQUIRED

    As long as a quorum is present, the vote of a plurality of the votes cast by the stockholders entitled to vote on the election of Directors is necessary for the election of the Class II Directors. Approval of the Company's 2001 Equity Incentive Plan and the 2001 Directors' Stock Option Plan will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on each of the proposals. Votes may be cast in favor of the election of each of the nominees for Class II Directors or withheld; votes that are withheld will have no effect on the outcome of the election of the Class II Directors. For purposes of the vote on the approval of each of the Company's 2001 Equity Incentive Plan and the 2001 Directors' Stock Option Plan,
(i) an abstention will have the effect of a vote against the proposal and
(ii) a broker non-vote will have the effect of a vote against the proposal unless holders of more than 50% in interest of all securities to vote on the proposal cast votes (by a vote for or against the proposal or an abstention).

                                    ITEM 1.
                             ELECTION OF DIRECTORS

    Pursuant to Section 50A of Massachusetts General Laws Chapter 156B, the Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors will serve until the Annual Meetings of Shareholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. Under Massachusetts law, the Board of Directors may be expanded and vacancies and newly created directorships may be filled only by a majority vote of the remaining directors. The number of directors may be fixed only by a vote of the Board of Directors. At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. At the Meeting, the shareholders will elect two Class II Directors, whose terms will extend until the 2004 Annual Meeting.

    The nominees for Class II Directors, William S. Antle III and Ed Zschau, were nominated by the Board of Directors in February 2001.

    Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the two nominees for Class II Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the persons named in the Proxy may vote the Proxy for the election of a substitute.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

    The following table sets forth certain information about each nominee for Director who will serve (if elected) until 2004 and each member of the Board of Directors whose term expires in 2002 or 2003.

                                                                        NUMBER OF SHARES OF
                                                        YEAR BECAME        COMMON STOCK
                                                         A DIRECTOR        BENEFICIALLY       PERCENT
BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       OF THE COMPANY        OWNED (1)        OF CLASS
------------------------------------------------       --------------   -------------------   --------
NOMINEES FOR DIRECTORS WHOSE TERMS WILL EXPIRE IN
  2004
  (CLASS II DIRECTORS)

William S. Antle III, 56.............................       1995                35,500(2)(3)       *

  Mr. Antle was President and Chief Executive Officer of Oak Industries Inc., a manufacturer of components for leading manufacturers in the telecommunications industry, from December 1989 until its acquisition in January 2000. He became
    Chairman of the Board of Oak Industries Inc. in
    May 1996 and served in that capacity until January 2000. Mr. Antle is a director of ESCO
    Technologies and the John H. Harland Company.

                                                                        NUMBER OF SHARES OF
                                                        YEAR BECAME        COMMON STOCK
                                                         A DIRECTOR        BENEFICIALLY       PERCENT
BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       OF THE COMPANY        OWNED (1)        OF CLASS
------------------------------------------------       --------------   -------------------   --------
Ed Zschau, 61, Professor and Visiting Lecturer,
  Princeton University, Princeton, New Jersey........       1995                24,000(2)(3)       *

  Mr. Zschau has been a Professor and Visiting
    Lecturer at Princeton University since
    September 1997. From February 1996 to
    August 2000, Mr. Zschau was a Professor of
    Management at Harvard University. Prior to joining the Harvard faculty, Mr. Zschau was General Manager of the Storage Systems Division of the International Business Machines
    Corporation. Mr. Zschau is a director of The
    Reader's Digest Association, Inc. and
    StarTek, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002
  (CLASS III DIRECTORS)

William G. Scheerer, 63, President, Performance
  Quest, LLC, Morganville, New Jersey................       1988                33,500(2)(3)       *

  Mr. Scheerer has been President of Performance
    Quest, LLC, Morganville, New Jersey since
    January 1997. From January 1998 until
    January 2001, Mr. Scheerer was also Vice
    President of Kalman Saffran Associates, Inc. From
    February 1996 to September 1996 Mr. Scheerer was
    CIO, Infrastructure Operations Vice President at
    Lucent Technologies. Prior to joining Lucent,
    Mr. Scheerer was Vice President of the Quality,
    Engineering, Software & Technologies (QUEST)
    Partnership at AT&T Bell laboratories.
    Mr. Scheerer is a director of LeCroy Corp.

Russell A. Gullotti, 58..............................       1995                32,085(2)(3)       *

  Mr. Gullotti, was Chairman, President and Chief
    Executive Officer of National Computer
    Systems, Inc. from May 1995 until its
    acquisition in October 2000. Mr. Gullotti had previously served as President and CEO of NCS from October 1994 and previously been President, Americas Area at Digital Equipment Corporation.
    Mr. Gullotti is a director of MTS Systems
    Corporation and Capella Education Company.

                                                                        NUMBER OF SHARES OF
                                                        YEAR BECAME        COMMON STOCK
                                                         A DIRECTOR        BENEFICIALLY       PERCENT
BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       OF THE COMPANY        OWNED (1)        OF CLASS
------------------------------------------------       --------------   -------------------   --------
Robert M. Dutkowsky, 46, Chairman, President and
  Chief Executive Officer, GenRad, Inc., Westford,
  Massachusetts......................................       2000               532,000(4)       1.83%

  Mr. Dutkowsky has been Chairman, President and
    Chief Executive Officer of the Company since
    April 9, 2000. From September 1999 until
    April 2000, Mr. Dutkowsky was President of Data
    General, a division of EMC Corporation.
    Mr. Dutkowsky served as Executive Vice President,
    Markets and Channels for EMC Corporation from
    September 1997 until October 1999. Prior to
    September 1997, Mr. Dutkowsky served in various executive capacities with International Business
    Machines Corporation.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003
  (CLASS I DIRECTORS)

Adriana Stadecker, 54, President, EPIC International,
  Cambridge, Massachusetts...........................       1994                27,000(2)(3)       *

  Ms. Stadecker has been President of EPIC
    International since November 2000. From
    November 1999 until November 2000, Ms. Stadecker was Senior Vice President of Human Resources of
    The Pioneer Group, Inc. During the period
    July 1997 until June 1999, Ms. Stadecker was the
    Director of Human Resources at BTR, p1c. From
    July 1994 until June 1997, Ms. Stadecker was
    Founder and President of EPIC International.

Lowell B. Hawkinson, 58..............................       1995                47,500(2)(3)       *

  Mr. Hawkinson has been working as an independent consultant since November 1999. Mr. Hawkinson was
    Chief Executive Officer and Chairman of the Board of Directors of Gensym Corporation, a software company, from September 1986 until October 1999.
    Mr. Hawkinson is a director of Gensym
    Corporation.

------------------------

*   Less than 1%.

(1) The number of shares beneficially owned by each director is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 14, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person.

(2) Includes options to purchase 12,500 shares of Common Stock for each of Ms. Stadecker and Messrs. Antle, Gullotti, Hawkinson, Scheerer and
    Mr. Zschau.

(3) Includes 2,500 shares of restricted stock issued on each of August 31, 1998, August 31, 1999 and August 31, 2000 to each of Ms. Stadecker and
    Messrs. Antle, Gullotti, Hawkinson, Scheerer and Zschau. These shares may not be transferred prior to the earlier to occur of (i) the first, second and third anniversaries of the respective dates of grant, each with respect to one-third of the shares, (ii) the resignation of the director from the Board of Directors with the consent of the majority of the members of the Board, or the death or disability of the director, or (iii) a change of control of the Company. Further, if a director resigns from the Board of Directors or refuses to stand for re-election without the consent of the majority of the members of the Board prior to the date upon which the restrictions on transfer lapse, the director forfeits to the Company all shares of restricted stock issued to such director during the year preceding such resignation or refusal.

(4) Amount shown includes options to purchase 500,000 shares of Common Stock that are currently exercisable.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN EXECUTIVE
  OFFICERS

    The Compensation Committee of the Board reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of officers and other key employees and administers the Company's 1982 Stock Option Plan, 1991 Equity Incentive Plan, Employee Stock Purchase Plan and the 1997 Non-Qualified Stock Option Plan. The Compensation Committee will also administer the 2001 Equity Incentive Plan if it is approved by the Company's shareholders. The members of the Compensation Committee are Ed Zschau (Chair), William S. Antle III and Lowell B. Hawkinson. The Corporate Governance Committee of the Board articulates matters which should be raised to the Board and defines the Board's accountability. The members are William G. Scheerer (Chair), Adriana Stadecker and Russell A. Gullotti. The Audit Committee of the Board reviews and monitors the Company's financial reporting and accounting practices, and works with representatives of the Company's independent accountants in establishing the scope of the audit and conducting an independent review of the audit after its completion. Its members are Russell A. Gullotti (Chair), William S. Antle III and Adriana Stadecker.

    In Fiscal Year 2000 the Board of Directors met nine times and its Audit Committee met eight times. Although the Compensation Committee met one time formally, the Compensation Committee met informally several times throughout 2000. All directors attended at least 75% of the meetings of the Board and of all meetings of the committees of the Board on which they served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 2000, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were satisfied, except that a transaction that should have been reported by Mr. Zschau earlier on a Form 4 was reported on a Form 5 in February 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers and former executive officers of the Company during the most recent fiscal year (such executive officers are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                        ANNUAL COMPENSATION              AWARDS
                                                 ----------------------------------   ------------
                                                                       OTHER ANNUAL    SECURITIES     ALL OTHER
                                                  SALARY     BONUS     COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR       ($)        ($)         ($)(A)      OPTIONS (#)       ($)(B)
---------------------------           --------   --------   --------   ------------   ------------   ------------
Robert M. Dutkowsky ................    2000     $346,158   $     --      $   --         500,000      $  138,645
  Chairman, President, Chief            1999           --         --          --              --              --
  Executive Officer                     1998           --         --          --              --              --

James F. Lyons .....................    2000      133,080         --       2,543              --       3,092,110(c)
  Former President, Chief Executive     1999      432,510         --       5,181              --          38,173
  Officer                               1998      453,573         --       4,412              --          32,154

Lori B. Hannay .....................    2000      195,246         --          --          45,000           8,584
  Vice President--Global Human          1999      183,805         --          --              --           5,931
  Resources                             1998      146,170    100,000       1,014              --           5,239

Ronald W. Lindell ..................    2000      153,487         --         542         100,000          12,817
  Vice President--Process Solutions     1999           --         --          --              --              --
                                        1998           --         --          --              --              --

Brian Quirk ........................    2000      198,172         --          --          50,000           7,548
  Vice President--Global Technology     1999      183,805         --          --         100,000           5,733
                                        1998      146,170     50,000          --              --           5,489

Walter A. Shephard .................    2000      185,016         --          --          50,000           5,827
  Vice President, Chief Financial       1999      193,094         --          --         100,000           5,733
  Officer                               1998      121,802     37,800          --          24.000           5,603

Michael W. Schraeder ...............    2000      173,085         --          --              --         342,420(d)
  Former President--Electronic          1999      300,014         --          --              --           5,120
  Manufacturing Solutions               1998      276,035         --       4,091         100,000           6,613

------------------------

(a) The amounts shown represent the dollar value of the difference between the price paid by the named executive officer for Common Stock under the Company's Employee Stock Purchase Plan and the fair market value of such stock on the date of purchase.

(b) In 2000, the amount shown includes payments for auto allowance for Mr. Dutkowsky $12,461; Ms. Hannay $2,923; Mr. Lindell $7,567; and Mr. Quirk $2,923. The amount in 2000 includes $125,000 paid to Mr. Dutkowsky as an incentive to join the Company. A housing allowance of $10,154 is included for Mr. Lyons in 2000. Matching payments made by the Company under its 401(K) plan are included in the 2000 amount. For each of Messrs. Lyons, Lindell and Shephard and Ms. Hannay, this amount was $5,250; for Mr. Quirk, this amount was $4,625; and for Mr. Schraeder, this amount was $5,100. The 2000 amount also includes insurance premiums paid by the Company for term life insurance as follows: Mr. Dutkowsky $1,184; Mr. Lyons $3,826;
    Ms. Hannay $411; Mr. Lindell $510; Mr. Quirk $418; Mr. Shephard $577; and Mr. Schraeder $381.

(c) Includes the sum of $3,072,880 paid to Mr. Lyons in connection with the termination of his employment in April 2000 pursuant to his employment agreement. Pursuant to that agreement, the Company is obligated to maintain Mr. Lyons' benefits for a period of three years from the date of termination. The Company has agreed to retain Mr. Lyons as a consultant for a period of three years for a fee of $10,000 per calendar quarter, with additional PER DIEM payments in the event he is required to consult for an excess of five business days in a calendar quarter. So long as Mr. Lyons remains a consultant to the Company, he may not engage in activities competitive with the Company and his options to purchase the Company's stock held by him on the date of termination will continue to vest. Each of Mr. Lyons and the Company may terminate the consulting agreement at any time.

(d) Includes the sum of $336,939 paid to Mr. Schraeder in connection with the termination of his employment on August 14, 2000 pursuant to his severance agreement.

SEVERANCE AND EMPLOYMENT AGREEMENTS

    Effective April 10, 2000, the Company entered into an Employment Agreement with Mr. Dutkowsky (the "Dutkowsky Agreement"). Under the terms of the Dutkowsky Agreement, as the Company's Chairman, President and Chief Executive Officer,
Mr. Dutkowsky will receive a base salary of $500,000 per year and a bonus opportunity of up to 100 percent of his base salary based upon achievements to be determined by him and the Compensation Committee. Mr. Dutkowsky received an initial bonus of $125,000 which would have been repayable pro rata on a declining basis if he had been terminated for cause or resigned otherwise than for good reason within 12 months of the Dutkowsky Agreement's effective date. On the second full business day following the date the Company publicly announced its financial results for the first quarter of fiscal 2000, Mr. Dutkowsky received stock options for 500,000 shares of the Common Stock of the Company at an exercise price of $7.375, the closing price for a share of Common Stock of the Company on the date of grant. These options are exercisable in full, but are subject to a right of repurchase in favor of the Company at the exercise price on a declining basis over four years if Mr. Dutkowsky ceases to be employed by the Company. In the event Mr. Dutkowsky's employment with the Company is terminated other than in connection with a change of control, Mr. Dutkowksy's salary and benefits shall continue for 12 months and any right to repurchase shares acquired upon exercise of stock options with respect to this 12 month period shall end unless Mr. Dutkowsky's employment was terminated by the Company for cause or by Mr. Dutkowsky other than for good reason. In the event of a change of control of the Company and provided that Mr. Dutkowsky has remained in the employ of the Company for six months following the change of control, he shall have the right during the successive six-month period to terminate his employment and to receive a lump-sum cash payment equal to three times the sum of his annual salary at the time of the change of control and his average bonus for the two prior fiscal years (or for the prior fiscal year if two fiscal years have not elapsed). He shall also receive this payment if he terminates his employment for good reason within six months after the change of control or, during this period, the Company terminates his employment other than for cause or if he dies or becomes disabled. Furthermore, under the circumstances in which he is entitled to receive the lump-sum cash payment, any right to repurchase shares acquired upon exercise of stock options shall terminate and Mr. Dutkowsky's fringe benefits shall continue for three years or until he becomes entitled to receive a comparable benefit from a new employer. The Dutkowsky Agreement contains a covenant not to compete.

    The Company entered into severance agreements (each a "Severance Agreement") with Messrs. Schraeder, Shephard and Quirk and Ms. Hannay (each a "Named Executive"). Under each Severance Agreement the Named Executive is entitled to a base salary, all benefits generally made available to officers of the Company and is eligible for an annual performance bonus. Each Severance Agreement will terminate two years from the date the Company notifies the Named Executive that it is terminating the Severance Agreement. Each Severance Agreement provides that either party may terminate such Named Executive's employment with the Company upon 30 days' notice to the other party; provided, however, if (i) the Company terminates the Named Executive's employment without cause;

(ii) the Named Executive dies or becomes disabled; or (iii) the Named Executive terminates his employment with the Company for good reason, then the Company will pay to the Named Executive a lump-sum cash amount equal to one hundred percent of the Named Executive's base salary and will continue to provide benefits to the Named Executive for a period of one year from the date of the termination. In addition, all options to purchase Company stock held by the Named Executive will immediately become exercisable. In the event of a change in control of the Company, if within three years of the date of the change in control, (i) the Company terminates the Named Executive's employment without cause, (ii) the Named Executive dies or becomes disabled; or (iii) the Named Executive terminates his employment with the Company for good reason, then the Company will pay to the Named Executive, in lieu of the foregoing severance payments and benefits, a lump-sum cash amount equal to two hundred percent of the sum of (a) the Named Executive's base salary and (b) an amount equal to the bonus earned by the Named Executive for the prior fiscal year. In addition, the Company will pay to the Named Executive the pro-rata portion of the Named Executive's target bonus for the year of termination and will continue to provide benefits to the Named Executive for a period of three years from the date of termination. Moreover, all options to purchase Company stock held by the Named Executive will become immediately exercisable. However, the payments and benefits to which each Named Executive will be entitled under each Severance Agreement will be reduced to the extent necessary to prevent the Named Executive from becoming liable for the excise tax levied on certain "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Severance Agreement imposes certain confidentiality obligations on the Named Executive and provides each Named Executive with indemnification rights.

    The Company has also entered into a severance agreement with Mr. Lindell (the "Lindell Agreement") effective as of February 15, 2001. Under the Lindell Agreement, Mr. Lindell is entitled to a base salary, all benefits generally made available to officers of the Company and is eligible for an annual performance bonus. The Lindell Agreement will terminate one year from the date the Company notifies Mr. Lindell that it is terminating the Lindell Agreement. If (i) the Company terminates Mr. Lindell's employment without cause or (ii) Mr. Lindell terminates his employment with the Company for good reason, then upon receipt of a written release and waiver from Mr. Lindell, the Company will pay to Mr. Lindell a lump-sum cash amount equal to one hundred percent of Mr. Lindell's base salary and will continue to provide certain benefits to Mr. Lindell for a period of one year from the date of the termination or until Mr. Lindell obtains similar benefits from another employer. In the event of a change of control of the Company, if within three years of the date of the change of control (i) the Company terminates Mr. Lindell's employment without cause or (ii) Mr. Lindell terminates his employment with the Company for good cause, then upon receipt of a written release and waiver from Mr. Lindell, the Company will pay to Mr. Lindell, in lieu of the foregoing severance payments and benefits, a lump-sum cash amount equal to two hundred percent of the sum of
(a) Mr. Lindell's base salary and (b) an amount equal to the bonus earned by Mr. Lindell for the prior fiscal year. In addition, the Company will pay to Mr. Lindell the pro-rata portion of Mr. Lindell's target bonus for the year of termination and will continue to provide benefits to Mr. Lindell for a period of three years from the date of termination or until Mr. Lindell obtains similar benefits from another employer. Moreover, all options to purchase Company stock held by Mr. Lindell will become immediately exercisable. Any payments and benefits to which Mr. Lindell will be entitled under the Lindell Agreement will be reduced to the extent necessary to prevent Mr. Lindell from becoming liable for the excise tax levied on certain "excess parachute payments" under
Section 4999 of the Code. Finally, the Lindell Agreement imposes certain confidentiality obligations on Mr. Lindell.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding options granted during the fiscal year ended December 30, 2000 by the Company to each of the named executive officers:

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      RATES OF STOCK
                                                                                                    PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                                  FOR OPTION TERM(A)
                                                --------------------                              -----------------------
                         NUMBER OF SECURITIES    % OF TOTAL OPTIONS    EXERCISE OR
                          UNDERLYING OPTIONS    GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION
NAME                         GRANTED (#)           IN FISCAL YEAR        ($/SH)         DATE        5%($)        10%($)
----                     --------------------   --------------------   -----------   ----------   ----------   ----------
Robert M. Dutkowsky....         500,000                 15.19%            $7.375      04/24/10    $2,319,049   $5,876,925
James F. Lyons.........              --                    --                 --            --            --           --
Lori B. Hannay.........          45,000                  1.37%            $8.063      08/03/10    $  228,185   $  578,266
Ronald W. Lindell......          50,000                  1.52%            $8.063      08/03/10    $  253,539   $  642,517
Brian Quirk............          50,000                  1.52%            $8.063      08/03/10    $  253,539   $  642,517
Walter A. Shephard.....          50,000                  1.52%            $8.063      08/03/10    $  253,539   $  642,517
Michael W. Schraeder...              --                    --                 --            --            --           --

--------------------------

(a) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Amounts shown assume that all options vest in accordance with the terms of each executive officer's own stock option agreement. The Company has not granted stock appreciation rights to date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth the aggregate dollar value of all options exercised during the last fiscal year and the total number and value of unexercised options held on December 30, 2000 by each of the named executive officers:

                                                                        NUMBER OF               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR END (#)       AT FISCAL YEAR END($)(A)
                            SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                        ON EXERCISE (#)        ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   --------------   -----------   -------------   -----------   -------------
Robert M. Dutkowsky.......           --                 --       500,000             --      $1,312,500            --
James F. Lyons............      250,000         $1,718,750       700,000        150,000      $  612,500            --
Lori B. Hannay............        1,500         $   15,281       134,000         57,500      $   23,625       $87,188
Ronald W. Lindell.........           --                 --            --        100,000              --       $96,875
Brian Quirk...............           --                 --        65,000        125,000              --       $96,875
Walter A. Shephard........           --                 --        74,800        142,000      $   96,900       $96,875
Michael W. Schraeder......       35,000         $  161,594            --             --              --            --

------------------------

(a) The closing price for the Company's Common Stock on the New York Stock Exchange on December 29, 2000, the last trading day of fiscal 2000, was $10.00. Value is calculated on the basis of the positive difference between the option exercise price and $10.00 multiplied by the number of shares of Common Stock underlying the option. On March 30, 2001, the closing price for the Company's Common Stock on the New York Stock Exchange was $8.00.

PENSION PLAN

    GenRad has a defined benefit pension plan designed to provide retirement benefits for employees in the United States and incidental benefits to their beneficiaries. On January 31, 1995, the Company closed the Pension Plan to new participants and ceased all benefit accruals. Only two named executive officers, Messrs. Lyons and Schraeder, qualified prior to their resignation from the Company for participation in the Pension Plan based upon at least one qualified year of service prior to January 31, 1995. Mr. Schraeder's annual benefits under the plan have been frozen at approximately $15,452, assuming retirement at age
65. Mr. Lyons' annual benefit under the plan has been frozen at $117.84 but will be reduced based on actuarial calculations.

COMPENSATION OF DIRECTORS

    Directors who are not employees of GenRad currently receive an annual grant of 2,500 restricted shares of the Company's Common Stock. Directors who are not employees of GenRad also receive a fee of $750 for each directors' meeting attended. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Non-employee directors who serve as committee chair receive a fee of $1,000 for attending each committee meeting. Non-employee directors who are members of a Committee receive a fee of $750 for attending each committee meeting. Directors are also reimbursed for any expenses attendant to Board membership.

    Pursuant to the Company's 1991 Directors' Stock Option Plan, each non-employee director is granted (i) options to purchase 10,000 shares of the Company's Common Stock on the day that he or she first becomes a director and
(ii) thereafter, an option to purchase 2,500 shares of the Company's Common Stock each year on the fifth business day following the release of annual earnings. The option exercise price for options granted under the 1991 Directors' Stock Option Plan is equal to the closing price per share of the Company's Common Stock on the date of grant ($8.69 in 2001). Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By linking compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

    The compensation programs for the Company's executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's 1991 Equity Incentive Plan. Because the 1991 Plan expired in March 2001, the Committee and the Board have recommended that the shareholders adopt the 2001 Equity Incentive Plan. Adoption of the 2001 Equity Incentive Plan will allow the Compensation Committee to continue using equity incentives as a key component of its compensation strategy. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as the Company or related industries and/or are located in the same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with that of other executives of the Company. To the extent determined appropriate, the Compensation Committee also considers general conditions and the Company's financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

    On April 9, 2000, Robert M. Dutkowsky was elected Chairman, President and Chief Executive Officer of the Company. Mr. Dutkowsky's compensation arrangements were determined at that time and he entered into an employment agreement with the Company evidencing such arrangements. In determining such compensation arrangements, the Compensation Committee has followed the policies set forth above. As an incentive to join the Company, Mr. Dutkowsky received a stock option to purchase up to an aggregate of 500,000 shares of the Company's Common Stock. In addition, Mr. Dutkowsky received a one-time signing bonus of $125,000. Mr. Dutkowsky's base compensation was established at an annual rate of $500,000 to match median levels for chief executive officers of electronics companies of comparable size. Consistent with the goal of rewarding for the accomplishment of Company objectives, Mr. Dutkowsky is eligible to receive incentive compensation as a result of the Company's achievement of its objectives. Mr. Dutkowsky received no incentive compensation in 2000 other than the initial incentive mentioned above. The grant of stock options to Mr. Dutkowsky in 2000 was intended to link the rewards of the Chief Executive Officer with those of the Company's shareholders. Mr. Dutkowsky is also eligible to receive an annual bonus based upon achievement of goals established by him and Compensation Committees of the Board.

    Mr. Dutkowsky's employment agreement also contains terms that provide for severance payments in certain instances upon his termination of service to the Company.

    Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where possible, the Company tries to maintain the deductibility of compensation paid to the Company's executive officers.

                                          Ed Zschau, Chair
                                          William S. Antle III
                                          Lowell B. Hawkinson

BOARD AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors (the "Board") is appointed by the Board and consists of three independent directors. As required by the Audit Committee's charter, the members of the Audit Committee meet or exceed the independence and experience requirements of the New York Stock Exchange. On behalf of the Board, the Audit Committee oversees the Company's financial reporting process and the Company's system of internal accounting and financial controls. Management is vested with the primary responsibility for the development and maintenance of the Company's financial statements, financial reporting process and system of internal controls. In order to effectively discharge its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside legal counsel, auditors or other experts for this purpose.

    The Company's independent auditors, PricewaterhouseCoopers, LLP, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Their opinion, titled "Report of Independent Accountants" may be found in the Annual Report on Form 10-K (the "Annual Report"). The Audit Committee reviewed with the independent auditors their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. Additionally, the Audit Committee discussed with the independent auditors the auditors' independence from management and from the Company including the matters in the written disclosures required by the Independence Standards Board.

    In fulfilling its oversight responsibilities for the fiscal year ended December 30, 2000, the Audit Committee reviewed the financial statements published in the Annual Report with management by examining and discussing the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality for the company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have selected PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ended December 29, 2001.

                                          Russell Gullotti, Chair
                                          William S. Antle III
                                          Adriana Stadecker

FEES BILLED BY THE INDEPENDENT AUDITOR

AUDIT FEES

    Aggregate fees billed for PricewaterhouseCoopers' audit
    of the Company's 2000 annual financial statements and
    their reviews of the financial statements included in
    the Company's Forms 10-Q filed in 2000..................  $  507,400

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Aggregate fees billed by PricewaterhouseCoopers for
    professional services rendered for 2000 in connection
    with financial information systems design and
    implementation, or operation or management of GenRad's
    information systems.....................................          --

ALL OTHER FEES(a)

    Aggregate fees billed for all other services provided by
    PricewaterhouseCoopers to the Company during 2000.......     781,900
                                                              ----------

        Total Fees Billed...................................  $1,289,300
                                                              ==========

------------------------

(a) Consists of the following services: acquisition work $422,000; tax consulting and compliance work $241,900; transfer pricing analysis $45,000; statutory audits $22,000; human resource consulting $8,500; and other professional services $42,500. The Audit Committee of the Board of Directors considered whether the provision of other services is compatible with maintaining the principal accountant's independence.

STOCK PERFORMANCE CHART

    The following chart and table compare the yearly change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 2000 with the total return of the S&P Technology Sector Index and the S&P 500 Composite Index. The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                AMONG GENRAD, INC., THE S&P 500 COMPOSITE INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      GENRAD, INC.  S&P 500  S&P TECHNOLOGY SECTOR
1995          $100     $100                   $100
1996          $238     $123                   $142
1997          $310     $164                   $179
1998          $162     $211                   $309
1999          $165     $255                   $542
2000          $103     $232                   $325

COMPANY/INDEX                                            1995       1996       1997       1998       1999       2000
-------------                                          --------   --------   --------   --------   --------   --------
GenRad, Inc..........................................    $100       $238       $310       $162       $165       $103
S&P Technology Sector Index..........................     100        142        179        309        542        325
S&P 500 Composite Index..............................     100        123        164        211        255        232

                                     ITEM 2
                          PROPOSAL TO APPROVE GENRAD'S
                       2001 DIRECTORS' STOCK OPTION PLAN

    The Company's 1991 Directors' Stock Option Plan, as amended to date (the "1991 Directors' Plan") expired in March 2001. To replace the 1991 Directors' Plan, on March 12, 2001, the Board adopted a directors' stock option plan, subject to shareholder approval, entitled the 2001 Directors' Stock Option Plan ("2001 Directors' Plan") with substantially similar terms and conditions as the 1991 Directors' Plan. The following description summarizes the material provisions of the 2001 Directors' Plan, which is qualified in its entirety by the complete text of the 2001 Directors' Plan attached to this Proxy Statement as Appendix A.

    ADMINISTRATION. The 2001 Directors' Plan will be administered by the Board of Directors (the "Board"). Grants of stock options under the 2001 Directors' Plan and the size and nature of the options to be granted shall be automatic and non-discretionary. The Board has authority to adopt, alter and repeal rules and guidelines governing the 2001 Directors' Plan, interpret provisions of the 2001 Directors' Plan and decide all disputes arising in connection with the 2001 Directors' Plan.

    STOCK AVAILABLE FOR GRANT. The 2001 Directors' Plan provides for the award of up to 75,000 shares of Common Stock in the form of non-qualified stock options (each an "Option").

    OPTIONS. Options shall be granted pursuant to the 2001 Directors' Plan automatically to all eligible directors as follows: (i) each person who becomes an eligible director after the date of approval of the Plan shall be granted an Option to purchase 10,000 shares of Common Stock on the close of business on the date of his or her initial election to the Board of Directors and
(ii) thereafter, each eligible director shall be granted an option to purchase 2,500 shares of Common Stock for each fiscal year on the close of business on the fifth business day following public release of the Company's annual earnings for the preceding fiscal year, provided he or she is an eligible director on the date of grant. Each Option granted under the 2001 Directors' Plan shall be evidenced by a written agreement, the form of which the Board shall approve from time to time. Options granted under the 2001 Directors' Plan will have a term of five years and will be exercisable in full on the date of grant.

    EXERCISE PRICE. The exercise price per share for each Option granted under the 2001 Directors' Plan shall equal the closing price per share of the Company's Common Stock on the New York Stock Exchange, or the principal exchange on which the Common Stock is then listed, on the date of grant, or on the nearest preceding date such price is reported if not reported on the date of grant.

    TAXATION OF OPTIONS. An eligible director who is granted an Option (an "Optionee") will not have taxable income at the date of grant, but an optionee will be deemed to have received compensation income on the date of exercise in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price. The optionee's basis for such shares will be increased by the amount that is deemed compensation income. For the year in which an Option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided that the Company satisfies applicable reporting requirements with respect to such income in a timely manner. When the optionee disposes of such shares, he or she will recognize a capital gain or loss.

    GENERAL PROVISIONS APPLICABLE TO OPTIONS. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price; (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the Optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the Options being exercised, or
(iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

    The Board may at any time, or from time to time, in any respect, modify, amend, suspend or terminate the 2001 Directors' Plan or any portion thereof, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax, stock exchange or regulatory requirement. The termination or any modification or amendment of the Plan or any portion thereof shall not, without the consent of the optionee affect his or her rights under an Option previously granted to him or her. With the consent of the optionees affected, the Board may amend an outstanding Option in a manner not inconsistent with the 2001 Directors' Plan. If approved by the Company's shareholders, the 2001 Directors' Plan shall become effective on May 9, 2001.

    If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the 2001 Directors' Plan,
(y) the number and kind of shares or other securities subject to then outstanding Options under the 2001 Directors' Plan, and (z) the price for each share subject to any then outstanding Options under the 2001 Directors' Plan, without changing the aggregate purchase price as to which such Options remain exercisable.

    In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options.

    PLAN BENEFITS. Future grants of Options under the 2001 Directors' Plan are subject to the size and make-up of the Board of Directors. Therefore, it is impossible to indicate the specific number of Options that will be granted to or benefits that will be received by any individual participant or group of participants under the 2001 Directors' Plan. However, the table below indicates all options granted under the 1991 Directors' Plan in February 2001.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING
NAME                                                           OPTIONS GRANTED (#)
----                                                          ---------------------
William S. Antle III........................................          2,500
Russell A. Gullotti.........................................          2,500
Lowell B. Hawkinson.........................................          2,500
William G. Scheerer.........................................          2,500
Adriana Stadecker...........................................          2,500
Ed Zschau...................................................          2,500

BOARD RECOMMENDATION

    The Board of Directors believes that approval of the proposed 2001 Directors' Stock Option Plan is in the best interests of the Company and its shareholders and recommends a vote "FOR" the proposal.

                                     ITEM 3
                     PROPOSAL TO APPROVE AND ADOPT GENRAD'S
                    2001 EQUITY INCENTIVE STOCK OPTION PLAN

    The Company's 1991 Equity Incentive Plan, as amended to date (the "1991 Plan"), adopted by the Company's shareholders in March 1991, expired in March 2001. To replace the 1991 Plan, on March 12, 2001, the Board adopted a new equity incentive plan, subject to shareholder approval, entitled the 2001 Equity Incentive Plan ("2001 Incentive Plan"). The following description summarizes the material provisions of the 2001 Incentive Plan, which is qualified in its entirety by the complete text of the 2001 Incentive Plan attached to this Proxy Statement as Appendix B.

    ADMINISTRATION. The 2001 Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, whose members are ineligible to participate in the 2001 Incentive Plan, determines which employees and consultants (including directors who are or are not employees or consultants) receive Awards (as defined herein) and the size and type of Awards. The Committee has authority to adopt, alter and repeal rules and guidelines governing the 2001 Incentive Plan, interpret provisions of the 2001 Incentive Plan and decide all disputes arising in connection with the 2001 Incentive Plan.

    STOCK AVAILABLE FOR AWARDS. The 2001 Incentive Plan provides for the award of up to 2,098,453 shares of Common Stock, which is equal to the number of shares currently available for grant under the 1991 Plan, in the form of incentive stock options ("ISOs"), non-qualified stock options, restricted stock, stock appreciation rights, performance shares or stock units (each, an "Award"). The number of shares of Common Stock available for issuance to any participant in any calendar year is limited to 500,000 shares. The 1991 Plan only permitted awards of ISOs, non-qualified stock options and restricted stock.

    OPTIONS. The Committee may award ISOs and non-qualified stock options (collectively, the "Options") and determine the number of shares to be covered by each Option, the term of the Option, its exercise date, and other conditions and limitations applicable to the exercise of the Option. The Committee also determines, in its sole discretion, the exercise price of each Option; provided, however, that (i) the exercise price shall not be less than eighty-five percent (85%) of the fair market value of the shares of Common Stock underlying the Option on the grant date and (ii) the exercise price shall not be less than the par value of the shares of Common Stock subject to the Option. As required by the Code, the Option price per share of Common Stock underlying an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant (or 110%, in the case of a greater-than-10% shareholder). Options may be exercisable for not more than 10 years after the date the Option is granted. The Committee may at any time accelerate the exercisability of all or any portion of any Option. Once an Option is awarded, the exercise price per share shall not be reduced without the approval of the shareholders of the Company.

    TAXATION OF OPTIONS. For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO. To the extent that the aggregate fair market value of the Common Stock with respect to which ISOs are exercisable by a participant for the first time in a calendar year exceeds $100,000, options with respect to shares having a value in excess of that amount cannot be treated as ISOs. However, there is a limit on the options that can be granted to an individual that will qualify as ISOs. This limit is determined by the value of the Common Stock underlying the ISOs at the time of the grant.

    If shares acquired upon the exercise of an ISO are not disposed of within the two-year period following the date the ISO is granted and within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the ISO, the difference between the amount realized on any disposition thereafter and the Option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of either of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the Option exercise price or (ii) the actual gain realized on disposition will be deemed to be compensation to the optionee and will be taxed at ordinary income tax rates. In such event, the Company will be entitled to a corresponding deduction from its income, subject to
Section 162(m) of the Code, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from the income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

    "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed at rates of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the Option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis in the shares acquired for regular income tax purposes.

    A person who is granted a non-qualified stock option will not have taxable income at the date of grant; but an optionee will be deemed to have received compensation income on the date of exercise in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price. The optionee's basis for such shares will be increased by the amount that is deemed compensation income. For the year in which a non-qualified stock option is exercised, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

    Section 162(m) of the Code generally disallows a tax deduction to companies subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for compensation exceeding $1,000,000 paid to the corporation's chief executive officer and to next four most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limit. A stock option granted under the 2001 Incentive Plan (whether or not it is an ISO) will be excluded from the deduction limit provided that
(i) the exercise price of the Option is equal to the fair market value of the Company's shares subject to the Option on the date of grant, and (ii) certain other eligibility requirements relating to (among other things) the composition of the Committee and stockholder approval of the 2001 Incentive Plan are met. In order for Options and certain other types of Awards under the 2001 Incentive Plan to comply with these eligibility requirements, the 2001 Incentive Plan must state the maximum number of shares underlying any Awards that any participant may be receive during a specified period.

    RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 2001 Incentive Plan, the Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of these Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant has all the rights of a stockholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

    TAXATION OF RESTRICTED STOCK. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, less any amount paid for such stock. But a recipient who makes an election under
Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the election is made, no taxable income will be recognized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income with respect to the shares. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code). Subject to
Section 162(m) of the Code and satisfaction of the applicable reporting requirements, the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income. Such deduction will be allowed in the Company's tax year that includes the last day of the recipient's tax year in which the recipient is required to include the amount in income. When the recipient sells the shares, he or she will recognize capital gain at the time of the sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sale price.

    GENERAL PROVISIONS APPLICABLE TO AWARDS. The Committee determines whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-qualified stock option, if the participant consents to such action or the Committee determines that the action would not materially and adversely affect the participant. No employee shall be eligible to receive in excess of 500,000 shares of Common Stock underlying Awards in any calendar year. The Committee may award award Restricted Stock with a restricted period of less than three years, provided that the number of such Options and shares of Restricted Stock at the time shall not exceed five percent of the shares of Common Stock reserved for issuance under the 2000 Incentive Plan at such time. If approved by the Company's shareholders, the 2001 Incentive Plan shall be effective on May 9, 2001. Before this approval, the shareholders of the Company must specifically approve any Award made under the 2001 Incentive Plan.

    The number of shares of Common Stock issuable pursuant to the 2001 Incentive Plan may not be changed except by approval of the shareholders. But in the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction, affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the 2001 Incentive Plan, the Committee may adjust equitably the number and kind of shares of stock or securities in respect of which Awards may be made under the 2001 Incentive Plan, the number and kind of shares subject to outstanding Awards, and the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Except pursuant to the preceding sentence, the Committee may not reprice outstanding Options under the 2001 Incentive Plan without approval by the shareholders. Common Stock subject to Awards that expire or are terminated prior to exercise or Common Stock that has been forfeited under the 2001 Incentive Plan will be available for future Awards under the Plan. Any proceeds received by the Company from transactions under the 2001 Incentive Plan will be used for the general corporate purposes of the Company.

    In the event a merger or other transaction occurs that results or will result in the Common Stock not being registered under Section 12 of the Exchange Act, all Awards shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, then the Committee of the Board of Directors shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement Awards to participants. Otherwise, the Committee or the Board of Directors may either arrange for replacement Awards, accelerate the exercisability of all outstanding Awards (subject to completion of the transaction) or to provide for a cash payment in connection with the termination of the Awards.

    The 2001 Incentive Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. The Company is seeking approval of the 2001 Incentive Plan discussed above in order to satisfy the requirements of
Section 422 of the Code and the regulations promulgated under Section 162(m) of the Code.

    PLAN BENEFITS. Future Awards under the 2000 Incentive Plan are subject to the discretion of the Committee. It is impossible, therefore, to indicate the specific Awards that will be granted to or benefits that will be received by any individual participant or group of participants under the 2001 Incentive Plan. However, the table below suggests the amounts of Awards that might have been granted under the 2001 Incentive Plan had it been in effect during 2000. This table shows Awards made during the fiscal year ended December 30, 2000 through the grant of Options pursuant to the 1991 Plan, the predecessor to the 2001 Incentive Plan, to (1) the named executive officers named in the "Summary Compensation Table" contained in this Proxy Statement, (2) all current executive officers, as a group, (3) all directors who are not executive officers, as a group, and (4) all employees, including all current officers who are not executive officers, as a group.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING
NAME                                                           OPTIONS GRANTED (#)
----                                                          ---------------------
Robert M. Dutkowsky.........................................              --
James F. Lyons..............................................              --
Lori B. Hannay..............................................          45,000
Ronald W. Lindell...........................................          50,000
Brian Quirk.................................................          50,000
Walter A. Shephard..........................................          50,000
Michael Schraeder...........................................              --
Current Executive Officer Group.............................         230,000
Non-Executive Officer Director Group........................              --
Non-Executive Officer Employees.............................         295,000

BOARD RECOMMENDATION

    The Board of Directors believes that approval of the proposed Incentive Plan Amendment is in the best interests of the Company and its shareholders and recommends a vote "FOR" the proposal.

                         NOTICE OF AMENDMENT OF BY-LAWS

    During 2000, the Board of Directors amended the By-laws of the Company in certain respects. The following discussion summarizes the principal terms of the By-law amendments

    1. Rather than a fixed date for the annual meeting of shareholders, the date of the annual meeting of shareholders shall be held within six months of the end of the Company's fiscal year at a date, time and place fixed by the Board of Directors.

    2. In addition to the Chairman of the Board, the President and the Board of Directors, only the holders of a majority of the outstanding shares of the stock of the Company may call a special meeting of shareholders.

    3. When a meeting of shareholders is properly adjourned to another time or place, notice of such adjournment need not be given if the new time and place, as the case may be, are announced at the meeting, unless adjournment is for more than thirty days or after adjournment a new record date is fixed for the adjourned meeting.

    4. In accordance with Massachusetts law, at any meeting of shareholders, a plurality of votes properly cast is necessary for the election of a Director and a majority of the votes properly cast is necessary to approve any other question, except when a larger vote is required by law.

    5. Notice of nominations for the election of Directors, other than those made by the Board of Directors, must be given to the Board of Directors at least ninety days prior to the date of the meeting of shareholders at which the Directors are to be elected. If public notice of a meeting of shareholders has not been given at least one hundred days in advance of the meeting, notice of nomination must be given within ten days of such public notice.

    6. Only that business properly brought before a meeting of shareholders may be acted upon at such meeting. Notice of any business to be acted upon at the shareholders' meeting that has not been approved by the Board of Directors must be given to the Clerk of the Company in writing at least ninety days prior to the date of the meeting. If public notice of a meeting of shareholders has not been given at least one hundred days in advance of the meeting, notice of the business to be brought before the meeting must be given to the Clerk within ten days of such public notice.

    7. Notice of a special meeting of Directors may be given by facsimile, e-mail or telephone within twenty-four hours of the special meeting.

    8. Participation by Directors in a meeting of the Board of Directors, or a committee thereof, by telephone or other similar means is expressly recognized and permitted so long as all persons participating in the meeting can hear each other at the same time. Such participation constitutes presence in person at the meeting.

    9. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and another entity in which a Director or Officer of the Company has an interest, shall be void or voidable for this reason if (a) the material facts are disclosed and either the Board of Directors or a committee thereof authorizes the contract or transaction by a majority vote of the disinterested Directors, even if they do not constitute a quorum, or the shareholders approve the contract or transaction or (b) the contract or transaction is fair to the Company.

                             SELECTION OF AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, as independent auditors of GenRad for the fiscal year ending December 29, 2001. GenRad has been advised by PricewaterhouseCoopers LLP that representatives will be present at the Meeting, and will have the opportunity to make a statement if they so desire as well as be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices by December 7, 2001 if the proposal is to be included in the proxy statement and form of proxy relating to that meeting. The Proxy for the Meeting confers discretionary authority to vote on any shareholder proposal not timely received by the Company. To be timely received, notice of any business to be acted upon at the shareholders' meeting that has not been approved by the Board of Directors must be given to the Clerk of the Company in writing at least ninety days prior to the date of the meeting. If public notice of a meeting of shareholders has not been given at least one hundred days in advance of the meeting, notice of the business to be brought before the meeting must be given to the Clerk within ten days of such public notice.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote or otherwise act in accordance with their judgment on such matters.

                           WALTER A. SHEPHARD, CLERK

April 6, 2001

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME IF IT HAS NOT BEEN VOTED.

APPENDIX A

                                  GENRAD, INC
                       2001 DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE.

    The purpose of this 2001 Directors' Option Plan (the "Plan") of
GenRad, Inc. (the "Company") is to promote the recruiting and retention of highly qualified outside Directors and to strengthen the commonality of interest between directors and shareholders. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.  ADMINISTRATION.

    The plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3.  PARTICIPATION IN THE PLAN.

    Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan.

4.  STOCK SUBJECT TO THE PLAN.

    (a) The maximum number of shares which may be issued under the Plan shall be 75,000 shares of the Company's Common Stock, $1.00 par value per share ("Common Stock"), subject to adjustment as provided in Section 8.

    (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

    (c) All options granted under the Plan shall be non-qualified options which are not intended to meet the requirements of Section 422 of the Code.

5.  TERMS, CONDITIONS AND FORM OF OPTIONS.

    Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) OPTION GRANT DATES. Options shall be granted automatically to all eligible directors as follows: (i) each person who becomes an eligible director after the date of shareholder approval of the Plan shall be granted an option to purchase 10,000 shares of Common Stock on the close of business on the date of his or her initial election to the Board of Directors and
    (ii) each eligible director shall be granted an option to purchase 2,500 shares of Common Stock for each fiscal year on the close of business on the fifth business day following public release of the Company's annual earnings for the preceding fiscal year, provided he or she is an eligible director on the date of grant.

        (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal the closing price per share of the Company's Common Stock on the New York Stock Exchange, or the principal exchange on which the Common Stock is then listed, on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported).

        (c) OPTIONS NON-TRANSFERABLE. Except to the extent the Board of Directors otherwise determines, each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) and shall be exercised during the lifetime of the optionee only by such optionee.

        (d) EXERCISE PERIOD. Each option may be exercised at any time and from time to time, in whole or in part, prior to the fifth anniversary of the date of grant.

        (e) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

        (f) PAYMENT OF PURCHASE PRICE. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price; (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6.  ASSIGNMENTS.

    The rights and benefits under the Plan may not be assigned except as provided in Section 5.

7.  LIMITATION OF RIGHTS.

    (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

    (b) NO SHAREHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

8.  ADJUSTMENT PROVISIONS.

    (a) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

    (b) MERGERS. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options:
(i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full.

9.  AMENDMENT OF THE PLAN.

    (a) The Board of Directors may at any time, and from time to time, in any respect modify, amend, suspend or terminate the Plan or any portion thereof, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax, stock exchange or regulatory requirement.

    (b) The termination or any modification or amendment of the Plan or any portion thereof shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan.

10.  NOTICE.

    Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer of the Company and shall become effective when it is received.

11.  EFFECTIVE DATE AND DURATION OF THE PLAN.

    (a) EFFECTIVE DATE. The Plan shall become effective when the Plan shall have been approved by the Company's shareholders. Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (b) TERMINATION. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the earlier of (i) May 9, 2011 at 12:01 AM, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

12.  GENERAL RESTRICTIONS.

    (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

    (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure or non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

13.  GOVERNING LAW.

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

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APPENDIX B

                                  GENRAD, INC
                    2001 EQUITY INCENTIVE STOCK OPTION PLAN

    SECTION 1  PURPOSE AND DURATION

    1.1 PURPOSES. The purposes of the GenRad, Inc. 2001 Equity Incentive Plan are to attract, retain and motivate (i) employees, consultants and advisors of the Company and any present or future Subsidiaries of the Company, and
(ii) enable employees, consultants and advisors of the Company to participate in the growth of the Company by providing for, or increasing, the proprietary interests of such persons in the Company.

    1.2 EFFECTIVE DATE. The Plan is effective as of the date of its adoption by the shareholders.

    1.3 EXPIRATION DATE. The Plan shall expire one day less than ten years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

    SECTION 2  DEFINITIONS

    As used in the Plan, the following capitalized words shall have the meanings indicated:

    "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Performance Shares, Restricted Stock or Stock Units.

    "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Committee" means the committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1.

    "Company" means GenRad, Inc., a Massachusetts corporation, or any successor thereto.

    "Director" means any individual who is a member of the Board.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means, with respect to a Share, the fair market thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board in good faith; provided that if Shares are traded on an exchange or quoted on The Nasdaq National Market, Fair Market Value shall mean, on the relevant date of determination, the closing price of a Share traded on the principal exchange for the Shares or, if the Shares are so traded, the closing or last price quoted on The Nasdaq National Market.

    "Grant Date" means the effective date of an Award as specified by the Board and set forth in the applicable Award Agreement.

    "Incentive Stock Option" or "ISO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

    "Non-Employee Director" means a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

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
    "Nonqualified Stock Option" or "NQO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is not intended to be an ISO.

    "Option" means an ISO or an NQO.

    "Participant" means an individual who has been selected by the Board to receive an Award under the Plan.

    "Performance Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

    "Performance Share" means a Share awarded to a Participant under Section 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals.

    "Plan" means the GenRad, Inc. 2001 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with
Section 13.

    "Restricted Period" means the period of time selected by the Board during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

    "Restricted Stock" means Shares awarded to a Participant under Section 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero) upon the Participant's termination of employment.

    "SAR" or "Stock Appreciation Right" means an Award that is designated as an SAR pursuant to Section 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Shares" means shares of the Company's common stock.

    "Stock Unit" means an Award of a Share or a unit valued in whole or in part by reference to, or otherwise based on, the value of a Share, granted to a Participant under Section 10 of the Plan.

    "Subsidiary" means a "subsidiary corporation" as that term is defined in
Section 424 of the Code.

    SECTION 3  ADMINISTRATION OF THE PLAN

    3.1 THE BOARD. The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Committee, in which event all references in the Plan to the Board (except references in Section 13.1) shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of solely two or more Non-Employee Directors provided that the failure to meet such condition shall not invalidate any actions of the Committee.

    3.2 AUTHORITY OF THE BOARD. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Board's decisions and interpretations shall be final and binding.

    SECTION 4  ELIGIBILITY OF PARTICIPANTS

    The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, any Subsidiaries, and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and any Subsidiaries. Directors, including directors who are not employees, of the Company and any Subsidiaries shall be eligible to receive Awards under the Plan.

    SECTION 5  STOCK AVAILABLE FOR AWARDS

    5.1 NUMBER OF SHARES. Awards may be made under the Plan for up to 2,098,453 Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

    5.2 LAPSED, FORFEITED OR EXPIRED AWARDS. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan.

    5.3 MAXIMUM NUMBER OF SHARES TO A SINGLE PARTICIPANT IN ANY CALENDAR YEAR. In no event shall any Participant receive in any calendar year Awards under the Plan and any other grants for more than five hundred thousand (500,000) Shares.

    SECTION 6  STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Board may award Options and determine the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Board may grant ISOs, NQOs or a combination thereof.

    6.2 EXERCISE PRICE. Subject to the provisions of this Section 6, the exercise price for each Option shall be determined by the Board in its sole discretion; provided however that (i) the exercise price shall not be less than eighty-five percent (85%) of the Fair Market Value of the Shares subject to the Option on the Grant Date and (ii) the exercise price shall not be less than the par value of the Shares subject to the Option.

    6.3 RESTRICTIONS ON OPTION TRANSFERABILITY AND EXERCISABILITY. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Board may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as the Board shall determine.

    6.4  CERTAIN ADDITIONAL PROVISIONS FOR INCENTIVE STOCK OPTIONS

        6.4.1 EXERCISE PRICE. In the case of an ISO, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the
    Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date of the Shares subject to the Option.

        6.4.2 EXERCISABILITY. Subject to Section 12.3 and Section 12.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

        6.4.3 ELIGIBILITY. ISOs may be granted only to persons who are employees of the Company or any Subsidiaries on the Grant Date.

        6.4.4 EXPIRATION. No ISO may be exercised after the expiration of one day less than ten (10) years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised after the expiration of one day less than five (5) years from the Grant Date.

        6.4.5 COMPLIANCE WITH SECTION 422 OF THE CODE. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

        6.4.6 NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Participant who receives an ISO agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the ISO.

        6.4.7  SUBSTITUTE OPTIONS.  Notwithstanding the provisions of
    Section 6.4.1, in the event that the Company or any Subsidiary of the Company consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees of the Company or any Subsidiary of the Company on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

    6.5 NQO PRESUMPTION. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreements, or it can otherwise be determined that the Options were intended to be ISOs.

    6.6 NO REPRICING. Once an Option is Awarded, the price per share of the Common Stock purchasable under the Option shall not be reduced without the approval of the shareholders of the Company.

    SECTION 7  GRANT OF STOCK APPRECIATION RIGHTS

    Subject to the terms and provisions of the Plan, the Board may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

    SECTION 8  PERFORMANCE SHARES

    8.1 GRANT OF PERFORMANCE SHARES. The Board may award Performance Shares to Participants and determine the performance goals applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. The payment value of each Performance Share shall be equal to the Fair Market Value of one Share on the date the Performance Share is earned or, in the discretion of the Board, on the date the Board determines that the Performance Share has been earned.

    8.2 ADJUSTMENT OF PERFORMANCE GOALS. Except as provided in an Award, during any Performance Cycle, the Board may adjust the performance goals for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Board shall determine.

    8.3 WRITTEN CERTIFICATION. As soon as practical after the end of a Performance Cycle, the Board shall certify in writing the extent to which the performance goals applicable to each Participant for the Performance Cycle were achieved or exceeded and the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals.

    SECTION 9  RESTRICTED STOCK

    9.1 GRANT OF RESTRICTED STOCK. The Board may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

    9.2 TRANSFERABILITY. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period.

    9.3 EVIDENCE OF AWARD. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

    9.4 SHAREHOLDER RIGHTS. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

    SECTION 10  STOCK UNITS

    10.1 GRANT OF STOCK UNITS. Subject to the terms and provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.

    10.2 CONSIDERATION. Shares awarded in connection with a Stock Unit may be issued for whatever consideration is determined by the Board, subject to applicable law.

    SECTION 11  GRANT OF OTHER AWARDS

    The Board shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Board determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Board that are unrelated to the value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

    SECTION 12  GENERAL PROVISIONS APPLICABLE TO AWARDS

    12.1 LEGAL AND REGULATORY MATTERS. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations,
(ii) if the outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange, and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

    12.2 WRITTEN AWARD AGREEMENT. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Board and delivered or made available to the Participant as soon as practicable following the Grant Date.

    12.3 DETERMINATION OF RESTRICTIONS ON THE AWARD. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and
(iii) the date on which any Option or SAR first becomes exercisable.

    12.4 MERGERS, ETC. Notwithstanding any other provisions of the Plan, in the event that a transaction occurs that results or will result in the Common Stock not being registered under Section 12 of the Exchange Act, all Awards shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement Awards to Participants. In all other transactions, the Board may either arrange for replacement Awards, accelerate the exercisability of all outstanding Awards (subject to completion of the transaction) or terminate all Awards in exchange for a cash payment. Replacement Awards for ISOs shall satisfy any applicable requirements of the Code.

    12.5 TERMINATION OF EMPLOYMENT. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from a Subsidiary of the Company, or from the Company to a Subsidiary of the Company, or from one Subsidiary of the Company to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary of the Company ceases to be a Subsidiary of the Company, as the case may be.

    12.6 DATE OF AND EFFECT OF TERMINATION OF EMPLOYMENT. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Board. The Board shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

    12.7 GRANT OF AWARDS. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    12.8 SETTLEMENT OF AWARDS. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or by having the Company hold back from the Shares to be delivered upon exercise Shares having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by any combination of the permissible forms of payment, or by such other lawful consideration as the Board shall determine.

    12.9 WITHHOLDING REQUIREMENTS AND ARRANGEMENTS. The Participant shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

    12.10 NO EFFECT ON EMPLOYMENT. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary of the Company. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

    12.11 NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

    12.12 ADJUSTMENTS. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

        12.12.1 STOCK SPLITS, ETC. In the event the Company issues any of its Shares as a stock dividend upon or with respect to the Shares, or in the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in Section 12.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Award (for the purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

        12.12.2 RESTRICTED STOCK. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in
    Section 12.12.1 or a stock dividend described in Section 12.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

        12.12.3 BOARD DETERMINATION. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to Section 12.12.1 with respect to ISOs, unless (i) the Board, after consulting with counsel for the Company, determines that such adjustments would not constitute a modification, "extension" or "renewal" of such ISOs as such terms are defined in Section 424 of the Code, (ii) would not cause any adverse tax consequences for the holders of such ISOs or (iii) the holders of such ISOs consent to the adjustment. No adjustments to ISOs shall be made for dividends paid in cash or in property other than securities of the Company.

        12.12.4 FRACTIONAL SHARES. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

        12.12.5 RECAPITALIZATION. The Board may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

        12.12.6 FURTHER ADJUSTMENT. Upon the happening of any of the events described in Sections 12.12.1 or 12.12.5, the class and aggregate number of Shares set forth in Sections 5.1 and 5.3 hereof that are subject to Awards which previously have been, or subsequently may be, granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Board shall determine the specific adjustments to be made under this Section 12.12.6.

    SECTION 13  AMENDMENT, CONVERSION AND TERMINATION

    13.1 AMENDMENT, SUSPENSION, TERMINATION OF THE PLAN. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; provided, further, that such modification, amendment, suspension or termination shall not, without the Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

    13.2 AMENDMENT, SUSPENSION, TERMINATION OF AN AWARD. The Board may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    SECTION 14  LEGAL CONSTRUCTION

    14.1 CAPTIONS. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

    14.2 SEVERABILITY. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    14.3 GOVERNING LAW. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts.

          NOTICE TO PARTICIPANTS IN THE GENRAD CHOICE INVESTMENT PLAN
                  OF THE ANNUAL MEETING OF GENRAD SHAREHOLDERS

    The GenRad Choice Investment Plan ("ChIP") provides that The Vanguard Group of Investment Companies, as Trustee of the ChIP, will follow the voting instructions of the ChIP participants with respect to any voting rights pertaining to their respective interests in Shares of GenRad, Inc. Common Stock held in ChIP Parts I and II. The enclosed Proxy identifies the number of shares of GenRad Common Stock that you may direct the Trustee to vote.

    Please complete, date and sign the Proxy and return it to Proxy Services, Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956. All ChIP Participants must return the completed Proxy on or before May 8, 2001 in the envelope provided. The Trustee has provided EquiServe with a ballot executed in blank. EquiServe will tabulate the total from the Proxies it receives and will enter the totals on the ballot. This ballot will then be tabulated by EquiServe with all other ballots cast at the Annual Meeting.

    For ChIP Participants, the number of shares indicated on the enclosed Proxy is the total number represented by your allocations to the GenRad Stock Fund in ChIP Part I (Proft Sharing Trust Account) and Part II (employee contribution account). If you have any questions about the manner in which this number was computed, or about any other matter in this notice, please contact GenRad's Human Resource Department at (978) 589-7331.

    All ChIP Participants are cordially invited to attend the Annual Meeting.

                                          GenRad, Inc.

                                          By: Walter A. Shephard, CLERK

April 6, 2001

 PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                               ENVELOPE PROVIDED

                                                                      838-LTR-01

                                   DETACH HERE

                                      PROXY

                                  GENRAD, INC.

                   7 Technology Park Drive, Westford, MA 01886

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF EACH OF THE PROPOSALS CONTAINED HEREIN

The undersigned appoints Walter A. Shephard and Lori B. Hannay, and each of them as proxies of the undersigned with full power of substitution to vote as designated herein all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Wednesday, May 9, 2001 at 10:00 a.m. at the BankBoston Auditorium, 100 Federal Street, Boston, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement which was mailed to shareholders herewith. The proxies are further authorized to vote, in their discretion in accordance with applicable law, upon such other business as may properly come before the Meeting.

Please return this card in the enclosed postage paid envelope to Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956.


SEE REVERSE                                                         SEE REVERSE
   SIDE          (Continued, and to be Signed on Reverse Side)         SIDE
   ----                                                                ----

                                   DETACH HERE

|x| Please mark
votes as in
this example

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW.



   1. For the election of William S. Antle III and Ed Zschau     2. For approval of the Company's        FOR     AGAINST   ABSTAIN
      to the Board of Directors to serve as Class II                2001 Directors' Stock Option Plan.   |_|       |_|       |_|
      Directors for three-year terms.

                FOR         WITHHELD                             3. For approval of the Company's 2001   FOR     AGAINST   ABSTAIN
                |_|           |_|                                   Equity Incentive Plan.               |_|       |_|       |_|
                                                          .



      |_|________________________________________________
      For all nominees except those whose names are noted
       above



                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|


                                                     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: ________________________ Date: __________ Signature: _____________________________ Date: ________________
